UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

Alfacell Corporation
(Exact name of registrant as specified in its charter)

0-11088
(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

300 Atrium Drive, Somerset, NJ 08873
(Address of principal executive offices, with zip code)

(732) 652-4525
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

           On January 30, 2008, Alfacell Corporation (the “Company”) will make a presentation at its Annual Meeting of Stockholders. The Company’s presentation materials are attached hereto as Exhibit 99.1 and incorporated herein by reference.

           In accordance with general instruction B.2 to Form 8-K, the information included in this Item 7.01, and the exhibits referenced in this Item 7.01 and attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. By furnishing this information on Form 8-K, the Company makes no admissions as to the materiality of any of the information in this report that is furnished under this Item 7.01.

Item 8.01 Other Events.

           On January 30, 2008, the Company announced that 311 evaluable events (patient deaths) have occurred in the Phase IIIb clinical trial of its lead compound, ONCONASE®, for treatment of patients with unresectable malignant mesothelioma. The Company must wait until 316 evaluable events have occurred to conduct the formal statistical analysis required to complete the final sections of the ONCONASE® rolling New Drug Application (NDA). A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Copy of presentation materials of Alfacell Corporation disclosed on January 30, 2008.

99.2	Press Release of Alfacell Corporation dated January 30, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION

Date: January 30, 2008	By: /s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Executive Vice President, Chief Financial
Officer, Chief Operating Officer and
Corporate Secretary